UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported): May 13, 2008
CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)
Texas
(State or Other Jurisdiction of Incorporation)

001-09645 (Commission File Number)	74-1787539 (IRS Employer Identification No.)
200 East Basse Road
San Antonio, Texas 78209
(Address of Principal Executive Offices, Including Zip Code)
210-822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Amendment No. 3 to the Agreement and Plan of Merger
Press Release

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 1.01	Entry Into Material Definitive Agreement
     On May 13, 2008, Clear Channel Communications, Inc. (“Clear Channel”), BT Triple Crown Merger Co., Inc. (“Mergerco”), B Triple Crown Finco, LLC and T Triple Crown Finco, LLC (together with B Triple Crown Finco, LLC, the “Parents”), and CC Media Holdings, Inc., formerly known as BT Triple Crown Capital Holdings III, Inc. (“CC Media”) entered into Amendment No. 3 (“Amendment No. 3”) to the Agreement and Plan of Merger, dated as of November 16, 2006, by and among Clear Channel, Mergerco and the Parents, as amended on April 18, 2007, and on May 17, 2007 (as amended through May 17, 2007, the “May 2007 Agreement,” and as further amended by Amendment No. 3, the “Merger Agreement”). Also on May 13, 2008, Clear Channel, entities sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P., and a bank syndicate consisting of Citigroup, Deutsche Bank, Morgan Stanley, Credit Suisse, Royal Bank of Scotland and Wachovia, entered into a settlement agreement (the “Settlement Agreement”) in connection with the lawsuits previously filed in the Supreme Court of the State of New York and the State Court in Bexar County, Texas.
     Pursuant to Amendment No. 3, at the effective time of the merger contemplated by the Merger Agreement, (the “Merger”) each outstanding share of Clear Channel common stock, other than shares owned by Clear Channel, Mergerco, the Parents, CC Media, any shareholders who are entitled to and who properly exercise appraisal rights under Texas law and by the holders of certain securities that will be “rolled-over” into securities of CC Media, will be cancelled and converted into the right to receive $36.00 in cash, without interest.
     As an alternative to receiving the $36.00 per share cash consideration, Clear Channel’s shareholders will be offered the opportunity to exchange shares of outstanding Clear Channel common stock for shares of CC Media Class A common stock representing 30% of the outstanding capital stock of CC Media immediately following the closing of the Merger. No Clear Channel shareholder may elect to receive more than 11,111,112 shares of CC Media Class A common stock (an estimated 11% of the outstanding capital stock of CC Media immediately following the Merger). If Clear Channel shareholders elect to receive more than the allocated number of shares of CC Media Class A common stock, then the shares of CC Media Class A common stock will be allocated to electing shareholders on a pro-rata basis and those Clear Channel shareholders electing to receive shares of CC Media Class A common stock will receive $36.00 per share for any of their shares of Clear Channel common stock that are not converted in the Merger into shares of CC Media Class A common stock.
     As part of the Settlement Agreement, Highfields Capital Management LP, a Delaware limited partnership, on behalf of itself and on behalf of investment funds managed by it (collectively, “Shareholder A”) has agreed to elect to exchange 11,111,112 shares of the common stock of Clear Channel for shares of CC Media Class A Common Stock in the stock election and Abrams Capital Partners I, LP, Abrams Capital Partners II, LP, Whitecrest Partners, LP, Abrams Capital International, Ltd. and Riva Capital Partners, LP (collectively, “Shareholder B”) has agreed to elect to exchange 2,777,778 shares of the common stock of Clear Channel for shares of CC Media Class A Common Stock in the stock election. In no circumstances will (x) Shareholder A (defined below) receive an allocation of fewer than 6,805,555 shares of CC Media Class A common stock and (y) Shareholder B (defined below) receive an allocation of fewer than 1,666,667 shares of CC Media Class A common stock in the stock election.
     Separately, depending on the cash balances of Clear Channel on the closing date and the number of shares exchanged for CC Media Class A common stock in the stock election described above, Clear Channel shareholders electing to receive some or all cash consideration, on a pro rata basis, will be issued shares of CC Media Class A common stock in exchange for some of their shares of Clear Channel common stock, up to a cap of $1.00 per share. If significantly fewer shares elect to rollover than had previously elected, and the total shareholder rollover together with the Company’s cash balances do not meet the minimum equity funding conditions under the financing agreements executed by the banks in the syndicate supporting the transaction, then some portion of the cash consideration may be converted to stock.

     Based on the Company’s internal financial expectations, and assuming a full subscription to the stock election, it is not expected that any portion of the cash consideration will be required to be converted into common stock. Clear Channel is unlikely to have more precise information about this until shortly before the shareholder vote. Further details regarding the funding of the transaction will be provided in the proxy statement/prospectus that the Company expects to file in the next few weeks.
     As part of the Settlement Agreement, the banks in the syndicate supporting the Merger have entered into fully-negotiated and documented definitive agreements with Mergerco to provide partial funding for the merger consideration and long-term financing to Clear Channel following the closing of the Merger. The banks, the private equity investors, Clear Channel, certain shareholders, and Bank of New York (serving as escrow agent) have entered into an Escrow Agreement pursuant to which the private equity investors and the banks have agreed to fund into escrow the total amount of their respective equity and debt obligations, in a combination of cash, property and/or letters of credit, within ten and seven business days of the date of the Settlement Agreement, respectively. Certain shareholders also have agreed to deposit into escrow securities of Clear Channel that these parties have agreed to exchange for Class A common stock of CC Media. The Settlement Agreement contains monetary penalties in the event that any party fails to fund its obligations on a timely basis. Following deposit of funds, property and/or letters of credit, as required pursuant to the Escrow Agreement, by the banks, each party to the merger related litigation pending in New York and Texas will file all papers necessary to terminate the litigation, with prejudice.
     The Settlement Agreement and the transaction documents contain various provisions that materially enhance the certainty of the closing of the Merger, if all conditions to a closing are met. The Merger Agreement, financing agreements and equity commitments contain fewer closing conditions than was originally the case; debt financing is provided through fully negotiated and executed financing agreements (as opposed to debt commitment letters); the Company has the right to specifically enforce the obligations of the parties supplying debt and equity financing necessary for the closing of the Merger; and the terms of the Settlement Agreement are supported by a court order entered in the New York action directing the parties to perform their obligations under the Settlement Agreement.
     The revised Merger Agreement provides for a two-tiered ticking fee. If the Merger is completed on or after November 1, 2008, but before December 1, 2008, Clear Channel shareholders will receive additional per share consideration based upon the number of days elapsed from November 1, 2008, through November 30, 2008, equal to $36.00 multiplied by 4.5% per annum, per share. If the Merger is completed on or after December 1, 2008, the ticking fee will increase and Clear Channel shareholders will receive additional per share consideration based on the number of days elapsed since December 1, 2008, equal to $36.00 multiplied by 6% per annum, per share (plus the additional per share consideration accrued during November 2008). The ticking fee (if any) will be paid to all Clear Channel shareholders regardless of whether they elect to receive stock or cash in the Merger.
     Unless otherwise agreed between the holder of stock options to purchase shares of Clear Channel common stock and Parents, each outstanding stock option to purchase shares of Clear Channel common stock with a per share exercise price of less than $36.00 will become fully vested and will entitle the holder to the spread between $36.00 and the exercise price per share. Holders of stock options to purchase shares of Clear Channel common stock will have the opportunity to elect to receive this spread in cash or elect to receive shares of Class A common stock of CC Media on the same basis as Clear Channel’s shareholders. With limited exceptions, each outstanding stock option to purchase shares of Clear Channel common stock with a per share exercise price equal to or in excess of $36.00 will be cancelled.
     The only conditions to the closing of the Merger in the Merger Agreement relate to receipt of the required shareholder vote, no injunction and the continued effect of certain regulatory approvals and material compliance with covenants. None of the amended Merger Agreement, the financing agreements or the equity commitments contains a “MAC” or “no material adverse change” condition.

     The Merger Agreement includes provisions limiting the fees payable to the private equity group in the transaction, and requiring that the board of directors of CC Media at all times include at least two independent directors.
     The shares of CC Media to be issued to Clear Channel shareholders who elect to receive them in exchange for their existing shares will be registered with the Securities and Exchange Commission, but will not be listed on any exchange.
     Although Clear Channel’s shareholders previously approved the May 2007 Agreement at a special meeting of shareholders held in September 2007, the amended merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding Clear Channel common stock. Clear Channel will establish new record and meeting dates after filing an updated proxy statement and prospectus with the Securities and Exchange Commission. Shareholders who hold shares as of the new record date will have the opportunity to vote on the Merger Agreement at the new special meeting.
     The foregoing summary of the amended merger agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amendment No. 3. Amendment No. 3 is furnished as Exhibit 2.1.

Item 7.01	Regulation FD Disclosure.
     On May 13, 2008, Clear Channel issued a press release announcing the amendment to the merger agreement, a copy of which is furnished as Exhibit 99.1.
IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER AND WHERE TO FIND IT:
CLEAR CHANNEL AND CC MEDIA WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A NEW REGISTRATION STATEMENT OR A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-4 ORIGINALLY FILED ON MAY 17, 2007, THAT WILL CONTAIN AN UPDATED JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS REGARDING THE AMENDED TRANSACTION. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, SECURITY HOLDERS OF CLEAR CHANNEL ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER DOCUMENTS REGARDING THE ACQUISITION, CAREFULLY IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE AMENDED TRANSACTION. SECURITY HOLDERS OF CLEAR CHANNEL MAY OBTAIN FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN IT BECOMES AVAILABLE) AND OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, A SHAREHOLDER WHO WISHES TO RECEIVE A COPY OF THESE MATERIALS (WHEN THEY BECOME AVAILABLE), WITHOUT CHARGE, SHOULD SUBMIT THIS REQUEST TO CLEAR CHANNEL’S PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT 501 MADISON AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10022 OR BY CALLING INNISFREE TOLL-FREE AT (877) 456-3427.

Item 9.01	Financial Statements and Exhibits
2.1 Amendment No. 3, dated as of May 13, 2008, to the Agreement and Plan of Merger, dated as of November 16, 2006, as amended on April 18, 2007, and on May 17, 2007, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc., formerly known as BT Triple Crown Holdings III, Inc., and Clear Channel Communications, Inc.
99.1	Press Release of Clear Channel Communications, Inc., issued May 13, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.
Date: May 14, 2008	By:	/s/ Herbert W. Hill
Herbert W. Hill,
SVP - Chief Accounting Officer

INDEX TO EXHIBITS
2.1	Amendment No. 3, dated as of May 13, 2008, to the Agreement and Plan of Merger, dated as of November 16, 2006, as amended on April 18, 2007, and on May 17, 2007, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc., formerly known as BT Triple Crown Holdings III, Inc., and Clear Channel Communications, Inc.
99.1	Press Release of Clear Channel Communications, Inc., issued May 13, 2008.